Exhibit 10.7

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

April 24, 2009

SOCOM LLC
2711 Centerville Rd.
Suite 400
Wilmington DE 19808

Gamers Factory, Inc, (“Gamers”), in seeking to continue a business relationship with SOCOM LLC (“SOCOM”), proposes the following business terms as the basis for a supplier /customer relationship between our companies.

This agreement is presented for the purposes of setting forth the terms and conditions under which Gamers will supply various video games software to SOCOM and is binding upon the Parties.

The principal terms and conditions of the agreement are as follows:

Agreement Entities:	Gamers Factory, Inc. and SOCOM LLC (the “Parties”)

General Description:
Gamers has contracted to receive all video game consumer returns from certain major national retailers (the “Retailers”).  The console and handheld video game software (the “Software”) that Gamers receives from the Retailers will be shipped to SOCOM by Gamers.  Gamers will supply SOCOM with weekly shipments of the Software for a period of 24 months from the date of this agreement, subject to the section entitled “Termination” below; provided however, that in the event Gamers has received from the Retailers either no Software or a very small amount of Software, Gamers shall notify SOCOM and include such Software in the next regular weekly shipment.  Gamers represents and warrants to SOCOM that it has title to and ownership of the Software free and clear of all other claims, and that it has the legal right to sell and transfer such products to SOCOM in accordance with this agreement.

Gamers has also contracted to receive accessories (the “Accessories”) from the Retailers.  The Accessories will also be shipped to SOCOM by Gamers in accordance with the terms and conditions set forth in this Agreement.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Business Terms:
The Software and Accessories are comprised of “as-is” recent customer returns from the Retailers and there is no warranty made by Gamers in terms of the working condition or capabilities for repair of the Software and Accessories.  Items received on Gamers’ original raw product manifests will be passed through to SOCOM.  Video games hardware shall also be made available from time to time for SOCOM to acquire based on similar terms; however, these two categories are optional to SOCOM and can be acquired on an individual manifest basis.

While Gamers is not guaranteeing the working condition of the Software and/or other hardware and Accessories which may be made available to SOCOM (whether as a part of a software bundle or as separate products), such products (i) shall not be physically damaged to such an extent that refurbishment is not possible, (ii) shall be provided to SOCOM in a condition representative of normal customer returns, (iii) shall include all original packing materials, manuals and other accessories received from the customers by the Retailers; and (iv) shall be products which are currently being sold as new products by the Retailers.  In the event that SOCOM determines in its sole discretion that 2% or more of the Software provided by Gamers is physically damaged to such an extent that refurbishment is not possible, SOCOM shall have the right to reject such Software and receive a refund equal to the amount paid for the rejected Software.  In the event that SOCOM determines in its sole discretion that 5% or more of the Accessories provided by Gamers is physically damaged to such an extent that refurbishment is not possible, SOCOM shall have the right to reject such Accessories and receive a refund equal to the amount paid for the rejected Accessories.  SOCOM shall have no obligation to accept any products under this Agreement which are not being accepted as trade-in products by SOCOM or any affiliate of SOCOM.

Gamers will provide a weekly manifest, which will be grouped by platform and title and shipped by Gamers to SOCOM.  The manifest shall contain such information as SOCOM shall reasonably request.

Product will be shipped at Gamers’ expense, according to SOCOM’s shipping, specifications, and on the basis set forth under the section entitled “General Description” above from Gamers’ facility in Hunt Valley, MD to SOCOM’s facility at CINRAM Wireless LLC, Attn: SOCOM, 5300 Westport Parkway, Ft. Worth, TX 76177.  SOCOM may provide an alternate shipping address upon written notice to Gamers.

Prior to shipping, Gamers will consolidate and remove from any shipment items such as PC software, accessories, hardware, presale cases, and any other miscellaneous items not covered under this agreement.

Gamers will ensure that manifested games are in the shipments.  It will be SOCOM’s responsibility to de-sticker and refurbish all items as necessary for final sale.

Risk of loss and title to product delivered shall pass to SOCOM upon receipt by SOCOM at its facility, and risk of loss and title to product shall be borne by Gamers Factory until such delivery.

SOCOM shall have the right to audit each manifest in relation to the products received as part of each shipment.  If the results of any such audit provide that SOCOM received fewer products then set forth in the manifest (an “Auditor Shortfall”), SOCOM shall provide such results to Gamers, Gamers shall provide to SOCOM a credit in an amount equal to the value of the Audit Shortfall.  Such credit shall be applied to the next open invoice payable by SOCOM to Gamers.

Gamers will provide SOCOM with 14 days prior to written notice of any shipment that is expected to exceed 100,000 units.

Financial Terms:
Pricing for Software in each shipment shall be [*]% of SOCOM’s “used” retail price (including any promotions or discounts) for the Software included in the shipment, subject to SOCOM’s evaluation and acceptance of each manifest and shipment.  Pricing for Accessories in each shipment shall be [*]% of SOCOM’s “used” retail price (including any promotions or discounts) for the Accessories included in the shipment, subject to SOCOM’s evaluation and acceptance of each manifest and shipment.

Payment shall be made by SOCOM on [*] upon receipt and acceptance by SOCOM of each shipment made during the first 180 days of this agreement.  Thereafter, payment shall be made by SOCOM on [*] upon receipt and acceptance by SOCOM of each shipment.  Reconciliation issues or other disputes must be brought to Gamers’ attention within [*] (for each shipment made during the first 180 days of this agreement) or [*]for each shipment made subsequent to the first 180 days of this agreement) so that prompt resolution can be negotiated.
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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Confidentiality:
Each Party will maintain the confidentiality of the existence of this agreement, the terms and conditions hereof, the transactions engaged in hereunder and all information exchanged in connection with this agreement and will not disclose the existence of a business relationship with the other Party.  The substance of this agreement shall be disclosed only to internal management personnel for the purpose of evaluating and performing the transactions proposed herein.  There shall be no public statements or releases regarding this agreement and the transactions proposed herein.  Each party agrees that in the event of any breach of this agreement by the other party or any of its representatives, the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that the non-breaching party, in addition to any other remedy to which it may be entitled in law or equity, shall be entitled to an injunction or injunctions to prevent breaches of this agreement and to compel specific performance of this agreement, without the need for proof of actual damages.

Term:
This agreement will terminate 24 months from the Date of Acceptance, unless terminated earlier in accordance with the “Termination” section below.  The Parties may only extend the Term by agreeing in writing to an extended period or by executing a definitive long-term agreement.

Termination:	SOCOM may terminate this agreement at any time and for any reason or no reason upon 30 days written notice to Gamers.

Exclusivity:
During the Term of this agreement and any successor agreement, Gamers shall be required to offer for shipment and purchase to SOCOM all Software and Accessories acquired by Gamers which are of the nature covered by this agreement before offering to sell or transfer such Software and Accessories to any third party.  To the extent SOCOM desires not to purchase all or a portion of a shipment of Software and accessories offered to SOCOM by Gamers, Gamers shall be permitted to offer that portion of such shipment not purchased by SOCOM to third parties.

Indemnification:
Each of Gamers and SOCOM agrees to indemnify and hold harmless the other Party from all loss, damage and expense of any nature (including reasonable attorneys’ fees) to the extent caused by the breach by such Party of any representation of warranty contained in this agreement, any violation of applicable law by the other Party or the negligence or willful misconduct of such Party or such Party’s officers, employees, agents or subcontractors.

Miscellaneous:                   This agreement shall be binding on the affiliates of the Parties.

This agreement will be governed by, and interpreted in accordance with, the laws of the State of Texas without reference to any conflict of laws provisions thereof.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

If the terms and conditions set forth herein are acceptable, please evidence your acceptance by executing this letter agreement where indicated and returning a fully executed counterpart of this letter agreement to Gamers via fax at 443-638-0255.

Sincerely, Gamers Factory, Inc.	ACCEPTED BY: SOCOM LLC
/s/ Todd Hays	/s/ Marc Summey
Todd Hays	Name: Marc Summey
President & CEO	Title: President, SOCOM, LLC DATE OF ACCEPTANCE: April 27, 2009

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